Exhibit 99.1

AMAZON.COM ANNOUNCES 45% FREE CASH FLOW GROWTH AND 26% SALES GROWTH,

FUELED BY LOW PRICES AND FREE SHIPPING; RAISES FINANCIAL GUIDANCE

SEATTLE—(BUSINESS WIRE)—July 22, 2004—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2004.

Operating cash flow was $410 million for the trailing twelve months, compared with $285 million for the trailing twelve months ended June 30, 2003. Free cash flow grew 45% to $354 million for the trailing twelve months, compared with $245 million for the trailing twelve months ended June 30, 2003.

Common shares outstanding plus shares underlying stock-based awards outstanding totaled 434 million at June 30, 2004, compared with 433 million a year ago.

Net sales were $1.39 billion in the second quarter, compared with $1.10 billion in second quarter 2003, an increase of 26%. Net sales, excluding the $47 million benefit from changes in foreign exchange rates, grew 22% compared with second quarter 2003.

Operating income was $86 million in the second quarter, compared with $42 million in second quarter 2003. Consolidated segment operating income grew 50% to $101 million in the second quarter, compared with $67 million in second quarter 2003. Consolidated segment operating income, excluding the $4 million benefit from changes in foreign exchange rates, grew 44% compared with second quarter 2003.

Net income was $76 million in the second quarter, or $0.18 per diluted share, compared with a net loss of $43 million, or $(0.11) per share, in second quarter 2003. Pro forma net income in the second quarter grew 77% to $75 million, or $0.18 per diluted share, compared with $42 million, or $0.10 per diluted share, in second quarter 2003.

“Worldwide adoption of our everyday free shipping reached another record high point this quarter,” said Jeff Bezos, founder and CEO of Amazon.com. “While free shipping is expensive for the Company, it saves our customers tens of millions of dollars each quarter, and we plan to keep it in place indefinitely.”

Amazon.com continues to offer Free Super Saving Shipping on orders over $25 at www.amazon.com and also has free shipping offers at its U.K., German, French, Japanese and Canadian sites. Amazon.com offers 30% off books over $15 and continues to lower prices every day across its product offerings, ranging from electronics to jewelry to sports and outdoors items to tools.

See “Financial Measures” for additional information.

Highlights

•	North America segment sales, representing the Company’s U.S. and Canadian sites, grew 13% to $792 million and segment operating income grew 21% to $66 million, compared with second quarter 2003.

•	International segment sales, representing the Company’s U.K., German, French and Japanese sites, grew 50% to $595 million. Net sales, excluding the benefit from changes in foreign exchange rates, grew 38% compared with second quarter 2003. International segment operating income grew to $35 million, compared with $13 million in second quarter 2003.

•	International segment sales on a trailing-twelve-month basis were $2.51 billion, representing 42% of worldwide net sales.

•	Electronics & Other General Merchandise sales were $1.36 billion for the trailing twelve months, representing 23% of worldwide net sales.

•	Inventory turns for the trailing twelve months were 18, down from 20 a year ago, as the Company continues to expand selection and availability.

•	The Company introduced two new stores in the U.S., offering more than 20,000 Beauty products and over 30,000 Musical Instrument items.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of July 22, 2004. Results may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the emerging nature and rate of growth of the Internet and online commerce, and the various factors detailed below.

Third Quarter 2004 Guidance

•	Third quarter net sales are expected to be between $1.425 billion and $1.525 billion, or grow between 26% and 34%, compared with third quarter 2003.

•	Consolidated segment operating income is expected to be between $80 million and $100 million, or grow between 9% and 36%, compared with third quarter 2003.

•	Operating income is expected to be between $50 million and $70 million, assuming, among other things, that the Company does not record any further revisions to its restructuring-related estimates and that the closing price of Amazon.com common stock on September 30, 2004, is identical to the closing price of $54.40 on June 30, 2004.

Full Year 2004 Expectations

•	Net sales are expected to be between $6.625 billion and $6.925 billion.

•	Consolidated segment operating income is expected to be between $475 million and $535 million.

•	Operating income is expected to be between $400 million and $460 million, assuming, among other things, that the Company does not record any further revisions to its restructuring-related estimates and that the closing price of Amazon.com common stock on December 31, 2004, is identical to the closing price of $54.40 on June 30, 2004.

A conference call will be Webcast live today at 2 p.m. PT/5 p.m. ET, and will be available at least through September 30, 2004, at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments; the mix of products sold to customers; the mix of net sales derived from products as compared with services; competition; risks of inventory management; the degree to which the Company enters into, maintains and develops commercial agreements and strategic transactions; seasonality; international growth and expansion; and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risk of future losses, significant amount of indebtedness, potential fluctuations in operating results, management of potential growth, system interruptions, consumer trends, fulfillment center optimization, limited operating history, government regulation and taxation, fraud, and new business areas. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003, and all subsequent filings.

Financial Measures

The following measures are defined by the Securities and Exchange Commission as non-GAAP financial measures.

Free Cash Flow

Operating cash flow is net cash provided by (used in) operating activities, including cash outflows for interest and excluding proceeds from the exercise of stock-based employee awards. Free cash flow is operating cash flow less cash outflows for purchases of fixed assets, including internal-use software and website development. A tabular reconciliation of differences from the comparable GAAP measure—operating cash flow—is included in the attached “Supplemental Financial Information and Business Metrics.”

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Consolidated Segment Operating Income

Consolidated segment operating income is the sum of segment operating income of our individual segments and excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation, and

•	Other operating expense (income).

A tabular reconciliation of differences from the comparable GAAP measure—operating income—is included in the attached “Pro Forma Statements of Operations.”

Pro Forma Net Income

Pro forma net income excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation,

•	Other operating expense (income), and

•	Remeasurements and other.

A tabular reconciliation of differences from the comparable GAAP measure—net income (loss)—is included in the attached “Pro Forma Statements of Operations.”

For additional information regarding these non-GAAP financial measures, see Exhibit 99.2 to our Form 8-K filed contemporaneously with the issuance of this release.

About Amazon.com

Amazon.com, a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as health and personal care, jewelry and watches, gourmet food, sports and outdoors, apparel and accessories, books, music, DVDs, electronics and office, kids and baby, and home and garden.

Amazon.com operates six websites: www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.fr, www.amazon.co.jp and www.amazon.ca.

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AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2003	2004	2003	2004	2003	2004
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$495,773	$768,587	$738,254	$1,102,273	$270,438	$641,728

OPERATING ACTIVITIES:
Net income (loss)	(43,314)	76,480	(53,435)	187,616	(85,864)	276,333
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	19,003	18,129	38,753	35,810	79,117	72,615
Stock-based compensation	24,453	21,692	51,776	28,799	86,624	64,774
Other operating expense (income)	913	(7,150)	1,825	(7,692)	7,420	(6,765)
Losses (gains) on sales of marketable securities, net	(5,272)	77	(9,252)	(1,010)	(14,139)	(1,356)
Remeasurements and other	60,216	(16,302)	82,450	(36,662)	122,042	10,985
Non-cash interest expense and other	3,532	1,113	11,409	2,262	26,470	3,771
Changes in operating assets and liabilities:
Inventories	(2,479)	(4,716)	28,146	8,454	(44,251)	(96,478)
Accounts receivable, net and other current assets	5,914	(3,272)	33,147	7,026	16,949	(25,816)
Accounts payable	45,486	22,612	(181,119)	(233,382)	131,127	115,469
Accrued expenses and other current liabilities	(7,138)	6,861	(94,203)	(66,908)	(11,362)	1,555
Additions to unearned revenue	25,752	27,495	48,720	50,762	94,720	103,683
Amortization of previously unearned revenue	(29,998)	(25,058)	(57,903)	(49,125)	(125,115)	(102,962)
Interest payable	28,956	25,075	(26,072)	(33,602)	1,191	(5,680)

Net cash provided by (used in) operating activities	126,024	143,036	(125,758)	(107,652)	284,929	410,128

INVESTING ACTIVITIES:
Sales and maturities of marketable securities and other investments	350,068	42,556	559,023	612,324	762,401	866,485
Purchases of marketable securities	(109,259)	(250,702)	(342,314)	(755,381)	(544,020)	(948,709)
Purchases of fixed assets, including internal-use software and website development	(7,141)	(14,143)	(13,535)	(23,656)	(40,404)	(56,084)
Proceeds from sale of subsidiary and other	—	—	—	—	—	5,072

Net cash provided by (used in) investing activities	233,668	(222,289)	203,174	(166,713)	177,977	(133,236)

FINANCING ACTIVITIES:
Proceeds from exercises of stock options and other	53,042	20,077	91,597	34,891	163,011	106,616
Repayments of long-term debt, capital lease obligations, and other	(280,918)	(645)	(284,139)	(156,292)	(290,939)	(367,461)

Net cash provided by (used in) financing activities	(227,876)	19,432	(192,542)	(121,401)	(127,928)	(260,845)

Foreign-currency effect on cash and cash equivalents	14,139	(7,616)	18,600	(5,357)	36,312	43,375

Net increase (decrease) in cash and cash equivalents	145,955	(67,437)	(96,526)	(401,123)	371,290	59,422

CASH AND CASH EQUIVALENTS, END OF PERIOD	$641,728	$701,150	$641,728	$701,150	$641,728	$701,150

SUPPLEMENTAL CASH FLOW INFORMATION:
Fixed assets acquired under capital leases and other financing arrangements	$415	$31	$1,076	$523	$1,964	$2,124
Cash paid for interest	2,601	45	86,816	86,068	117,356	119,199
Cash paid for income taxes	307	561	609	1,008	1,291	2,224

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
Net sales	$1,099,912	$1,387,341	$2,183,471	$2,917,690
Cost of sales	825,984	1,046,295	1,638,961	2,215,810

Gross profit	273,928	341,046	544,510	701,880

Operating expenses:
Fulfillment	107,455	122,717	211,160	250,422
Marketing	25,326	31,839	53,553	65,475
Technology and content	52,135	58,475	102,223	113,551
General and administrative	21,823	27,199	42,925	54,616
Stock-based compensation (1)	24,453	21,692	51,776	28,799
Other operating expense (income)	913	(7,150)	1,825	(7,692)

Total operating expenses	232,105	254,772	463,462	505,171

Income from operations	41,823	86,274	81,048	196,709

Interest income	5,761	5,311	12,301	10,866
Interest expense	(34,367)	(26,055)	(70,878)	(53,786)
Other income (expense), net	3,685	(5,352)	6,544	(2,835)
Remeasurements and other	(60,216)	16,302	(82,450)	36,662

Total non-operating expense, net	(85,137)	(9,794)	(134,483)	(9,093)

Net income (loss)	$(43,314)	$76,480	$(53,435)	$187,616

Basic earnings (loss) per share	$(0.11)	$0.19	$(0.14)	$0.46

Diluted earnings (loss) per share	$(0.11)	$0.18	$(0.14)	$0.44

Weighted average shares used in computation of earnings (loss) per share:
Basic	393,876	405,268	391,223	404,399

Diluted	393,876	424,678	391,223	424,592

(1) Components of stock-based compensation:
Fulfillment	$4,862	$3,287	$11,847	$4,293
Marketing	1,606	2,095	2,585	2,703
Technology and content	13,578	12,834	27,794	16,133
General and administrative	4,407	3,476	9,550	5,670

	$24,453	$21,692	$51,776	$28,799

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Pro Forma Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30, 2003			Three Months Ended June 30, 2004
	As Reported (1)	Adjustments	Pro Forma	As Reported (1)	Adjustments	Pro Forma
Net sales	$1,099,912	$—	$1,099,912	$1,387,341	$—	$1,387,341
Cost of sales	825,984	—	825,984	1,046,295	—	1,046,295

Gross profit	273,928	—	273,928	341,046	—	341,046

Operating expenses:
Fulfillment	107,455	—	107,455	122,717	—	122,717
Marketing	25,326	—	25,326	31,839	—	31,839
Technology and content	52,135	—	52,135	58,475	—	58,475
General and administrative	21,823	—	21,823	27,199	—	27,199
Stock-based compensation	24,453	(24,453)	—	21,692	(21,692)	—
Other operating expense (income)	913	(913)	—	(7,150)	7,150	—

Total operating expenses	232,105	(25,366)	206,739	254,772	(14,542)	240,230

Income from operations	41,823	25,366	67,189 (2)	86,274	14,542	100,816 (2)

Interest income	5,761	—	5,761	5,311	—	5,311
Interest expense	(34,367)	—	(34,367)	(26,055)	—	(26,055)
Other income (expense), net	3,685	—	3,685	(5,352)	—	(5,352)
Remeasurements and other	(60,216)	60,216	—	16,302	(16,302)	—

Total non-operating expense, net	(85,137)	60,216	(24,921)	(9,794)	(16,302)	(26,096)

Net income (loss)	$(43,314)	$85,582	$42,268	$76,480	$(1,760)	$74,720

Basic earnings (loss) per share	$(0.11)	$0.22	$0.11	$0.19	$(0.01)	$0.18

Diluted earnings (loss) per share	$(0.11)	$0.21	$0.10	$0.18	$—	$0.18

Weighted average shares used in computation of earnings (loss) per share:
Basic	393,876		393,876	405,268		405,268

Diluted	393,876		418,138	424,678		424,678

Net cash provided by operating activities			$126,024			$143,036
Purchases of fixed assets, including internal-use software and website development			(7,141)			(14,143)

Free cash flow			$118,883			$128,893

Net cash provided by (used in) investing activities			$233,668			$(222,289)

Net cash provided by (used in) financing activities			$(227,876)			$19,432

(1)	In accordance with accounting principles generally accepted in the United States.
(2)	Consolidated segment operating income.

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Pro Forma Statements of Operations

(in thousands, except per share data)

(unaudited)

	Six Months Ended June 30, 2003			Six Months Ended June 30, 2004
	As Reported (1)	Adjustments	Pro Forma	As Reported (1)	Adjustments	Pro Forma
Net sales	$2,183,471	$—	$2,183,471	$2,917,690	$—	$2,917,690
Cost of sales	1,638,961	—	1,638,961	2,215,810	—	2,215,810

Gross profit	544,510	—	544,510	701,880	—	701,880

Operating expenses:
Fulfillment	211,160	—	211,160	250,422	—	250,422
Marketing	53,553	—	53,553	65,475	—	65,475
Technology and content	102,223	—	102,223	113,551	—	113,551
General and administrative	42,925	—	42,925	54,616	—	54,616
Stock-based compensation	51,776	(51,776)	—	28,799	(28,799)	—
Other operating expense (income)	1,825	(1,825)	—	(7,692)	7,692	—

Total operating expenses	463,462	(53,601)	409,861	505,171	(21,107)	484,064

Income from operations	81,048	53,601	134,649 (2)	196,709	21,107	217,816 (2)

Interest income	12,301	—	12,301	10,866	—	10,866
Interest expense	(70,878)	—	(70,878)	(53,786)	—	(53,786)
Other income (expense), net	6,544	—	6,544	(2,835)	—	(2,835)
Remeasurements and other	(82,450)	82,450	—	36,662	(36,662)	—

Total non-operating expense, net	(134,483)	82,450	(52,033)	(9,093)	(36,662)	(45,755)

Net income (loss)	$(53,435)	$136,051	$82,616	$187,616	$(15,555)	$172,061

Basic earnings (loss) per share	$(0.14)	$0.35	$0.21	$0.46	$(0.03)	$0.43

Diluted earnings (loss) per share	$(0.14)	$0.34	$0.20	$0.44	$(0.03)	$0.41

Weighted average shares used in computation of earnings (loss) per share:
Basic	391,223		391,223	404,399		404,399

Diluted	391,223		414,965	424,592		424,592

Net cash used in operating activities			$(125,758)			$(107,652)
Purchases of fixed assets, including internal-use software and website development			(13,535)			(23,656)

Free cash flow			$(139,293)			$(131,308)

Net cash provided by (used in) investing activities			$203,174			$(166,713)

Net cash used in financing activities			$(192,542)			$(121,401)

(1)	In accordance with accounting principles generally accepted in the United States.
(2)	Consolidated segment operating income.

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Segment Information

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
North America
Net sales	$702,523	$792,132	$1,407,235	$1,638,973
Cost of sales	512,466	572,420	1,030,346	1,193,386

Gross profit	190,057	219,712	376,889	445,587
Direct segment operating expenses	135,459	153,791	270,630	304,157

Segment operating income	54,598	65,921	106,259	141,430

International
Net sales	397,389	595,209	776,236	1,278,717
Cost of sales	313,518	473,875	608,615	1,022,424

Gross profit	83,871	121,334	167,621	256,293
Direct segment operating expenses	71,280	86,439	139,231	179,907

Segment operating income	12,591	34,895	28,390	76,386

Consolidated
Net sales	1,099,912	1,387,341	2,183,471	2,917,690
Cost of sales	825,984	1,046,295	1,638,961	2,215,810

Gross profit	273,928	341,046	544,510	701,880
Direct segment operating expenses	206,739	240,230	409,861	484,064

Segment operating income	67,189	100,816	134,649	217,816
Stock-based compensation	24,453	21,692	51,776	28,799
Other operating expense (income)	913	(7,150)	1,825	(7,692)

Income from operations	41,823	86,274	81,048	196,709
Total non-operating expense, net	(85,137)	(9,794)	(134,483)	(9,093)

Net income (loss)	$(43,314)	$76,480	$(53,435)	$187,616

Segment Highlights:
Y/Y net sales growth:
North America	20%	13%	17%	16%
International	81	50	74	65
Consolidated	37	26	32	34
Y/Y gross profit growth:
North America	12%	16%	10%	18%
International	75	45	72	53
Consolidated	26	25	23	29
Y/Y segment operating income growth:
North America	53%	21%	49%	33%
International	N/A	177	N/A	169
Consolidated	158	50	166	62
Net sales mix:
North America	64%	57%	64%	56%
International	36	43	36	44

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Supplemental Net Sales Information

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
North America
Media	$499,051	$541,807	$1,016,310	$1,140,489
Electronics and other general merchandise	177,439	225,805	345,584	450,238
Other	26,033	24,520	45,341	48,246

	702,523	792,132	1,407,235	1,638,973

International
Media	366,034	495,526	721,746	1,071,586
Electronics and other general merchandise	31,089	98,947	53,952	205,948
Other	266	736	538	1,183

	397,389	595,209	776,236	1,278,717

Consolidated
Media	865,085	1,037,333	1,738,056	2,212,075
Electronics and other general merchandise	208,528	324,752	399,536	656,186
Other	26,299	25,256	45,879	49,429

	$1,099,912	$1,387,341	$2,183,471	$2,917,690

Y/Y Net Sales Growth:
North America:
Media	14%	9%	12%	12%
Electronics and other general merchandise	36	27	34	30
Other	53	(6)	15	6

International:
Media	75%	35%	71%	48%
Electronics and other general merchandise	221	218	156	282
Other	(49)	177	(47)	120

Consolidated:
Media	33%	20%	30%	27%
Electronics and other general merchandise	49	56	43	64
Other	50	(4)	14	8

Consolidated Net Sales Mix:
Media	79%	75%	80%	76%
Electronics and other general merchandise	19	23	18	22
Other	2	2	2	2

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	June 30, 2003	December 31, 2003	June 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$641,728	$1,102,273	$701,150
Marketable securities	347,044	292,550	450,201

Cash, cash equivalents, and marketable securities	988,772	1,394,823	1,151,351
Inventories	178,107	293,917	284,194
Accounts receivable, net and other current assets	84,375	132,069	125,647

Total current assets	1,251,254	1,820,809	1,561,192

Fixed assets, net	221,674	224,285	215,871
Goodwill	70,811	69,121	69,121
Other assets	53,115	47,818	41,926

Total assets	$1,596,854	$2,162,033	$1,888,110

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$445,098	$819,811	$585,124
Accrued expenses and other current liabilities	232,231	317,730	249,843
Unearned revenue	38,733	37,844	39,487
Interest payable	45,179	73,100	39,498
Current portion of long-term debt and other	8,143	4,216	2,402

Total current liabilities	769,384	1,252,701	916,354

Long-term debt and other	2,074,306	1,945,439	1,762,614

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.01 par value:
Authorized shares — 500,000 Issued and outstanding shares — none	—	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000,000 Issued and outstanding shares — 396,730, 403,354, and 406,711	3,967	4,034	4,067
Additional paid-in capital	1,790,835	1,899,398	1,964,342
Deferred stock-based compensation	(4,201)	(2,850)	(1,872)
Accumulated other comprehensive income	25,708	37,739	29,417
Accumulated deficit	(3,063,145)	(2,974,428)	(2,786,812)

Total stockholders’ deficit	(1,246,836)	(1,036,107)	(790,858)

Total liabilities and stockholders’ deficit	$1,596,854	$2,162,033	$1,888,110

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q2 2003	Q3 2003	Q4 2003	Q1 2004	Q2 2004	Y/Y % Change
Cash Flows and Shares

Operating cash flow — trailing twelve months (TTM)	$285	$284	$392	$393	$410	44%

Purchases of fixed assets (including internal-use software and website development) — TTM	$40	$44	$46	$49	$56	39%

Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$245	$239	$346	$344	$354	45%

Common shares and stock-based awards outstanding	433	433	433	432	434	0%
Common shares outstanding	397	400	403	405	407	3%
Stock-based awards outstanding	36	33	29	27	27	(25)%
Stock-based awards outstanding — % of common shares outstanding	9.2%	8.1%	7.3%	6.8%	6.7%	N/A

Results of Operations

Worldwide (WW) net sales	$1,100	$1,134	$1,946	$1,530	$1,387	26%
WW net sales — Y/Y growth, excluding the effect of foreign exchange rates	29.7%	29.8%	29.4%	33.2%	21.9%	N/A
WW net sales — TTM	$4,463	$4,747	$5,264	$5,710	$5,998	34%
WW net sales shipped outside the U.S. — TTM % of net sales	39.1%	40.5%	43.4%	45.7%	44.5%	N/A

Gross profit	$274	$286	$427	$361	$341	25%
Gross margin — % of WW net sales	24.9%	25.2%	21.9%	23.6%	24.6%	N/A
Gross profit — TTM	$1,096	$1,165	$1,257	$1,347	$1,415	29%
Gross margin — TTM % of WW net sales	24.6%	24.6%	23.9%	23.6%	23.6%	N/A

Fulfillment costs — % of WW net sales	9.8%	9.4%	8.2%	8.3%	8.8%	N/A
Fulfillment costs — TTM % of WW net sales	9.6%	9.4%	9.1%	8.8%	8.6%	N/A

Consolidated direct segment operating expenses	$207	$212	$274	$244	$240	16%
Consolidated direct segment operating expenses — TTM	$832	$855	$896	$937	$970	17%

Consolidated segment operating income	$67	$74	$153	$117	$101	50%
Consolidated segment operating margin — % of WW net sales	6.1%	6.5%	7.9%	7.6%	7.3%	N/A
Consolidated segment operating income — TTM	$264	$310	$361	$411	$444	68%
Consolidated segment operating margin — TTM % of WW net sales	5.9%	6.5%	6.9%	7.2%	7.4%	N/A

GAAP operating income	$42	$52	$138	$110	$86	106%
GAAP operating margin — % of WW net sales	3.8%	4.6%	7.1%	7.2%	6.2%	N/A
GAAP operating income — TTM	$142	$204	$271	$342	$386	172%
GAAP operating margin — TTM % of WW net sales	3.2%	4.3%	5.1%	6.0%	6.4%	N/A

Pro forma net income	$42	$48	$125	$97	$75	77%
Diluted pro forma net income per share	$0.10	$0.11	$0.29	$0.23	$0.18	80%
Pro forma net income — TTM	$158	$206	$256	$313	$345	118%

GAAP net income (loss)	$(43)	$16	$73	$111	$76	N/A
GAAP net income (loss) per share	$(0.11)	$0.04	$0.17	$0.26	$0.18	N/A
GAAP net income (loss) — TTM	$(86)	$(35)	$35	$157	$276	N/A

North America segment:
Net sales	$703	$709	$1,142	$847	$792	13%
Net sales — TTM	$2,961	$3,083	$3,258	$3,401	$3,490	18%
Gross profit	$190	$201	$289	$226	$220	16%
Gross margin — % of North American net sales	27.1%	28.4%	25.3%	26.7%	27.7%	N/A
Gross profit — TTM	$774	$821	$867	$906	$935	21%
Gross margin — TTM % of North America net sales	26.2%	26.6%	26.6%	26.6%	26.8%	N/A
Operating income	$55	$63	$114	$76	$66	21%
Operating margin — % of North America net sales	7.8%	8.8%	10.0%	8.9%	8.3%	N/A
Operating income — TTM	$215	$251	$283	$307	$318	48%
Operating margin — TTM % of North America net sales	7.3%	8.1%	8.7%	9.0%	9.1%	N/A

Note: The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics

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AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days, and employee data)

(unaudited)

	Q2 2003	Q3 2003	Q4 2003	Q1 2004	Q2 2004	Y/Y % Change
International segment:
Net sales	$397	$425	$804	$684	$595	50%
Net sales — Y/Y growth, excluding the effect of foreign exchange rates	56.9%	50.4%	53.6%	57.9%	38.1%	N/A
Net sales — TTM	$1,502	$1,663	$2,005	$2,310	$2,508	67%
Gross profit	$84	$85	$138	$135	$121	45%
Gross margin — % of International net sales	21.1%	19.9%	17.2%	19.8%	20.4%	N/A
Gross profit — TTM	$322	$345	$391	$442	$479	49%
Gross margin — TTM % of International net sales	21.4%	20.7%	19.5%	19.1%	19.1%	N/A
Operating income	$13	$11	$39	$41	$35	177%
Operating margin — % of International net sales	3.2%	2.6%	4.8%	6.1%	5.9%	N/A
Operating income — TTM	$49	$59	$78	$104	$126	156%
Operating margin — TTM % of International net sales	3.3%	3.6%	3.9%	4.5%	5.0%	N/A

Supplemental Worldwide Net Sales:
Media	$865	$877	$1,434	$1,175	$1,037	20%
Media — TTM	$3,503	$3,695	$4,049	$4,351	$4,523	29%
Electronics and other general merchandise	$209	$230	$473	$331	$325	56%
Electronics and other general merchandise — TTM	$868	$951	$1,103	$1,244	$1,360	57%
Other	$26	$27	$39	$24	$25	(4)%
Other — TTM	$93	$101	$112	$116	$115	24%

Supplemental North America Segment Net Sales:
Media	$499	$502	$751	$599	$542	9%
Media — TTM	$2,101	$2,167	$2,269	$2,351	$2,394	14%
Electronics and other general merchandise	$177	$180	$353	$224	$226	27%
Electronics and other general merchandise — TTM	$769	$816	$879	$935	$983	28%
Other	$26	$27	$38	$24	$25	(6)%
Other — TTM	$91	$100	$110	$115	$113	24%

Supplemental International Segment Net Sales:
Media	$366	$375	$683	$576	$496	35%
Media — TTM	$1,402	$1,527	$1,779	$2,000	$2,129	52%
Electronics and other general merchandise	$31	$50	$121	$107	$99	218%
Electronics and other general merchandise — TTM	$99	$135	$225	$309	$377	281%
Other	$0	$0	$0	$0	$1	177%
Other — TTM	$1	$1	$1	$1	$2	26%

Balance Sheet

Cash and marketable securities	$989	$1,065	$1,395	$998	$1,151	16%

Inventory, net — ending	$178	$242	$294	$282	$284	60%
Inventory — average inventory % of TTM net sales	3.7%	4.0%	4.1%	4.1%	4.3%	N/A
Inventory turnover, average — TTM	20.2	18.9	18.4	18.7	17.9	(12)%

Fixed assets, net	$222	$221	$224	$217	$216	(3)%

Accounts payable days — ending	49	54	50	44	51	4%

Other

Employees (full-time and part-time; excludes contractors & temporary personnel)	7,600	7,900	7,800	8,100	8,200	8%

Note: The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics

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AMAZON.COM, INC.

Financial and Operational Highlights

(unaudited)

Quarterly Results of Operations (comparisons are with the equivalent period of the prior year, unless otherwise stated)

Net Sales

•	In the second quarter 2003 we sold over 1.4 million units worldwide of Harry Potter and the Order of the Phoenix.

•	Shipping revenue, which excludes amounts earned from third-party sellers, was $84 million, up 5% from $80 million.

Cost of Sales

•	Cost of sales consists of the purchase price of consumer products sold by us, inbound and outbound shipping charges to us, packaging supplies, and certain costs associated with our service revenues.

•	Outbound shipping-related costs totaled $119 million, up from $106 million. Net shipping cost was $34 million, up from a net cost of $26 million, resulting primarily from our free shipping offers. We view free shipping as an effective marketing tool and intend to continue offering it indefinitely.

Direct Segment Operating Expenses

•	Second quarter direct segment operating expenses as a percentage of net sales:

	2004	2003
Fulfillment	8.8%	9.8%
Marketing	2.3%	2.3%
Technology and content	4.2%	4.7%
General and administrative	2.0%	2.0%

•	Depreciation was $18 million in second quarter 2004 and $70 million over the trailing twelve months.

Fulfillment

•	Fulfillment costs represent those costs incurred in operating and staffing our fulfillment and customer service centers, credit card fees, and bad debt costs, including costs associated with our guarantee for certain third-party seller transactions. Fulfillment costs also include amounts paid to third parties, who assist us in fulfillment and customer service operations.

•	Costs incurred in operating and staffing our fulfillment and customer service centers on behalf of other businesses, such as Toysrus.com and Target, are classified as cost of sales rather than fulfillment.

•	Credit card fees associated with third-party seller transactions are based on the gross purchase price of underlying transactions, and therefore represent a larger percentage of our recorded commission revenue than credit card fees on our retail sales. Accordingly, this negatively affects fulfillment costs as a percentage of net sales.

•	We announced the opening of a new European fulfillment center in Scotland, which is scheduled to begin operations in the second half of 2004. The center is approximately 300,000 square feet and over time will employ approximately 300 associates.

Technology and content

•	Our spending in technology and content has increased as we are adding computer scientists and software engineers to continue to improve our process efficiency and enhance the customer experience on our websites. We expect absolute dollars spent in technology and content to increase over time.

General and administrative

•	The increase in general and administrative expense is primarily due to increases in legal fees. We expect general and administrative costs to increase in absolute dollars over time.

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Stock-Based Compensation

•	Stock-based compensation consisted of $9 million expense for stock awards under variable accounting and $13 million for stock awards under fixed accounting plus matching stock contributions under our 401(k) program. Payroll tax expense resulting from exercises of stock-based awards is not classified in “Stock-based compensation”.

•	We granted 2 million stock awards, primarily restricted stock units, during the quarter at a per share weighted average fair value of $47.

•	Stock-based awards generally fully vest over service periods of between three and six years.

•	At June 30, 2004, there were 28 million stock awards outstanding, consisting of 21 million stock options with a $13 weighted average exercise price, 6 million restricted stock units and 0.5 million shares of restricted stock (included in common stock outstanding).

•	Since October 2002, we have awarded restricted stock units as our primary form of stock-based compensation. Restricted stock units, under fixed accounting, are generally measured at fair value on the date of grant based on the number of shares granted and the quoted price of our common stock. Such value is recognized as an expense on an accelerated basis over the corresponding service period. To the extent that restricted stock units are forfeited prior to vesting, the corresponding previously recognized expense is reversed as an offset to stock-based compensation.

•	At June 30, 2004, 1 million outstanding stock awards, primarily options, were subject to variable accounting. Stock option grants after December 31, 2002, are subject to variable accounting treatment. Variable accounting treatment results in expense or contra-expense recognition using the cumulative expense method, calculated based on the quoted price of our common stock and vesting schedules of underlying awards. For example, since the closing price of our common stock on June 30, 2004 ($54.40), was greater than the closing price on March 31, 2004 ($43.28), we recorded an expense associated with variable accounting treatment for the second quarter of 2004.

Other Operating Expense (Income)

•	Included in “Other operating expense (income)” are restructuring-related expenses and amortization of other intangibles.

•	Our first quarter 2001 operational restructuring plan is complete; however, we may periodically adjust our restructuring-related estimates, such as lease obligations, in the future if necessary.

•	During the second quarter we determined that some of the office space previously vacated as part of our 2001 restructuring, which we had been unable to sublease due to poor real estate market conditions, was necessary for our future needs. This resulted in a gain of $7 million for the second quarter. Future lease payments for this office space will be expensed over the lease period and classified to the corresponding operating expense categories on the consolidated statements of operations.

•	We estimate, based on currently available information, the remaining net cash outflows associated with restructuring-related leases and other commitments will be $2 million in 2004, and $17 million thereafter. Amounts due within twelve months are included within “Accrued expenses and other current liabilities” and the remaining amounts within “Long-term debt and other” on our balance sheet. These amounts are net of anticipated sublease income of $25 million (we have signed sublease agreements for $14 million).

•	Cash payments resulting from our 2001 operational restructuring were $1 million, compared with $4 million in second quarter 2003.

•	We plan to streamline our organizational structure in France and reduce our operating costs. We anticipate the costs associated with these efforts will be approximately $5 million; however, the reorganization is subject to regulatory review, which may impact the severance terms. We anticipate the number of employees affected and severance terms will be finalized in third quarter 2004 and corresponding costs will be recorded at that time and classified in “Other operating expense (income)”.

Other Income (Expense), Net

•	Other expense in second quarter 2004 was primarily miscellaneous foreign, state and other income taxes.

Remeasurements and Other

•	Remeasurements includes foreign-currency gains on remeasurement of 6.875% PEACS from Euros to U.S. Dollars of $8 million, compared with a loss of $38 million in second quarter 2003.

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•	Other includes a $7 million loss from remeasurement of intercompany balances, which are to be repaid amongst subsidiaries.

•	Other also includes a gain of $14 million related to the sale of an equity investment, classified within “Investing Activities” on our statement of cash flows.

Income Taxes

•	At June 30, 2004, we had net operating loss carryforwards (NOLs) of approximately $2.8 billion, primarily related to U.S. federal taxes. Utilization of NOLs, which begin to expire at various times starting in 2010, may be subject to certain limitations. Approximately $1.8 billion of our NOLs relate to tax deductible stock-based compensation in excess of amounts recognized for financial reporting purposes-to the extent that any of this amount is realized for tax purposes but not financial reporting purposes, the resulting tax benefits will be credited to stockholders’ equity rather than results of operations.

Net Income (Loss)

•	We do not believe that our reported net income for the second quarter 2004 should be viewed, on its own, as a material positive event or should be considered predictive of future results. For example, we are unable to forecast the effect on our future reported results of certain items, including the effect that fluctuations in foreign currency rates will have on the remeasurement of our 6.875% PEACS and intercompany balances. Additionally, we are unable to forecast the effect on stock-based compensation of changes in the quoted price of our common stock due to variable accounting treatment. The remeasurement of our 6.875% PEACS represented significant gains during the quarter and may result in significant charges or gains in future periods.

Foreign Exchange

•	As our financial reporting currency is the U.S. Dollar, our total sales, profit, and operating and free cash flow have benefited significantly the past eight quarters from weakness in the U.S. Dollar in comparison to the currencies of our international websites. We believe it is important to evaluate our growth rates after the effect of currency changes.

•	The effect of changes in exchange rates in the second quarter is as follows (in millions):

	2004	2003
Effect of exchange rate on:
Net Sales	$47	$55
Gross Profit	10	12
Operating Income	4	3
Net Interest Expense & Other	(1)	(2)
Remeasurements & Other (1)	3	(35)
Net Income (Loss)	6	(34)
Earnings Per Share	$0.02	$(0.09)

(1)	Includes foreign-currency gains (losses) on remeasurement of 6.875% PEACS and intercompany balances, and realized currency-related gains associated with sales of Euro-denominated investments held by a U.S. functional-currency subsidiary.

These amounts represent the impact on reported results that is due to year-over-year changes in exchange rates. Absent year-over-year changes in exchange rates, reported amounts would have been lower (higher) by these amounts.

Cash Flows and Balance Sheet

•	Operating cash flows and free cash flows can be volatile and are sensitive to many factors, including changes in working capital. Working capital at any specific point in time is subject to many variables, including world events, seasonality, the timing of expense payments, discounts offered by vendors, vendor payment terms and fluctuations in foreign exchange rates. For example, in second quarter 2003 we purchased and received customer payment for over 1.4 million units of Harry Potter and the Order of the Phoenix, for which payment was generally not due to our vendors until after the second quarter of 2003.

•	Our cash, cash equivalents and marketable securities of $1.15 billion, at fair value, primarily consist of cash, commercial paper and short-term securities, U.S. Treasury notes and bonds, certificates of deposit, and asset-backed and agency securities. Included is amounts held in foreign currencies of $645 million, primarily in Euros and British Pounds.

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•	We have pledged $80 million of our marketable securities as collateral for property leases and other contractual obligations, compared with $87 million as of December 31, 2003.

•	“Other assets” includes, among other things, deferred issuance costs on long-term debt, intangibles and other equity investments.

•	“Unearned revenue” is recorded when payments are received from third parties in advance of our providing the associated service.

•	“Accrued expenses and other current liabilities” includes, among other things, liabilities for gift certificates, marketing activities, and workforce costs, including accrued payroll, vacation, and other benefits.

•	“Long-term debt and other” primarily includes the following (in millions):

	Principal at Maturity		Interest Rate	Principal Due Date
Convertible Subordinated Notes	$900	(1) (2)	4.750%	February 2009
PEACS	841	(3)	6.875%	February 2010

	$1,741	(4)

(1)    Convertible at the holders’ option into our common stock at $78.0275 per share. We have the right to redeem the Convertible Subordinated Notes, in whole or in part, at a redemption price of 102.375% of the principal, which decreases every February by 47.5 basis points until maturity, plus any accrued and unpaid interest.

(2) During the previous twelve-month period we redeemed an aggregate principal amount of $350 million: $150 million in February 2004 and $200 million in November 2003.

(3)    €690 million principal amount, convertible at the holders’ option into our common stock at €84.883 per share ($103.50 per share based on the exchange rate as of June 30, 2004). We have the right to redeem the PEACS, in whole or in part, by paying the principal amount, plus any accrued and unpaid interest. We do not hedge any portion of the PEACS. The U.S. Dollar equivalent principal, interest and conversion price fluctuates based on the Euro/U.S. Dollar exchange ratio.

(4)    The “if converted” number of shares associated with each of our convertible debt instruments (approximately 20 million total shares) are excluded from diluted shares as their effect is anti-dilutive.

Certain Definitions and Other

•	We present segment information along two lines: North America and International. We measure operating results of our segments using an internal performance measure of direct segment operating expenses that excludes stock-based compensation and other operating expenses (income), each of which is not allocated to segment results. Other centrally incurred operating costs are fully allocated to segment results. Our operating results, particularly for the International segment, are affected by movements in foreign exchange rates.

•	The North America segment consists of amounts earned from retail sales of consumer products (including from third-party sellers) through www.amazon.com and www.amazon.ca; from North America focused Syndicated Stores, such as www.cdnow.com; from our mail-order tool catalog; and from non-retail activities such as North America focused Merchant.com, marketing and promotional agreements.

•	The International segment consists of amounts earned from retail sales of consumer products (including from third-party sellers) through www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp; from internationally focused Syndicated Stores; and from non-retail activities such as internationally focused marketing and promotional agreements. This segment includes export sales from www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp (including export sales from these sites to customers in the U.S. and Canada), but excludes export sales from www.amazon.com and www.amazon.ca.

•	We provide supplemental sales information within each segment for three categories: “Media”, “Electronics and other general merchandise” and “Other.” Media consists of amounts earned from retail sales from all sellers of books, music, DVD/video, magazine subscriptions, software, video games and video game consoles. Electronics and other general merchandise consists of amounts earned from retail sales from all sellers of items not included in Media, such as electronics and office, kids and baby, tools, home and garden, apparel, sports and outdoors, gourmet food, jewelry, health and personal care and beauty. The Other category consists of non-retail activities, such as the Merchant.com program and miscellaneous marketing and promotional activities.

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•	Operating cycle is number of days of sales in inventory plus number of days of sales in accounts receivable minus accounts payable days. Inventory turnover is the quotient of annualized cost of sales to average inventory. Accounts payable days is calculated as the quotient of accounts payable to cost of sales, multiplied by the number of days in the period.

•	References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from certain third-party sellers on our websites. Customer accounts include customers of Amazon Marketplace, Auctions and zShops, and our Merchants@ and Syndicated Stores Programs, but exclude Merchant.com Program customers, Amazon.com Payments customers, our catalog customers and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. A customer is considered active upon placing an order.

•	References to units mean units sold (net of returns and cancellations) by us and third-party sellers at Amazon.com domains worldwide—such as www.amazon.com, www.amazon.ca, www.amazon.fr, www.amazon.co.uk, www.amazon.de and www.amazon.co.jp—and at Syndicated Stores domains, as well as Amazon.com-owned items sold through catalogs and at non-Amazon.com domains, such as books, music and DVD/video items ordered from Amazon.com’s store at www.target.com. Units do not include Amazon.com gift certificates.

Contacts:
Amazon.com Investor Relations	Amazon.com Public Relations
Tim Stone, 206/266-2171, ir@amazon.com	Patty Smith, 206/266-7180
www.amazon.com/ir

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